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                                 WCI STEEL, INC.
                        10% Senior Secured Notes due 2004

                               PURCHASE AGREEMENT

                                                               November 22, 1996

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
277 Park Avenue
New York, New York  10172

Ladies & Gentlemen:

      WCI Steel, Inc., an Ohio corporation ("Company"), agrees with you as follows:

      1. Issuance of Securities. The Company proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation ("Purchaser"), an aggregate of $300,000,000 principal amount of 10% Senior Secured Notes due 2004, Series A (the "Series A Notes"). The Series A Notes are to be issued pursuant to an indenture (the "Note Indenture") to be dated as of November 27, 1996 by and between the Company and Fleet National Bank, as trustee (the "Trustee").

      Capitalized terms used but not defined herein shall have the meanings given to such terms in the Note Indenture.

      The Series A Notes will be offered and sold to you pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company has prepared a preliminary offering memorandum, dated November 6, 1996 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated November 22, 1996 (the "Offering Memorandum"), relating to the Company and the Series A Notes.

      Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Series A Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

      "THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH

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      PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER
      MAY BE RELYING ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PURCHASER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND, IN THE CASE OF CLAUSE (b), (c) OR (d), BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OR ANY NOTE ISSUED IN EXCHANGE FOR OR IN SUBSTITUTION HEREOF OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

      You have advised the Company that you will make offers (the "Exempt Resales") of the Series A Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom you reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBs"), to a limited number of institutional "Accredited Investors" referred to in Rule 501(a)(1), (2), (3) or (7) under the Act (each, an "Accredited Investor") and outside the United States in compliance with Regulation S under the Act to foreign purchasers ("Regulation S Purchasers") who are not U.S. persons (as such term is defined in Regulation S under the Act). The QIBs, the Accredited Investors and the Regulation S Purchasers are collectively referred to herein as the "Eligible Purchasers." You will offer the Series A Notes to such Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

      Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement relating thereto (the "Registration Rights Agreement"), to be dated the Closing Date, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a


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registration statement under the Act (the "Exchange Offer Registration
Statement") relating to the 10% Senior Secured Notes due 2004, Series B (the "Series B Notes") to be offered in exchange for the Series A Notes (the "Exchange Offer"), and/or (ii) if required under the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Series A Notes, and to use reasonable efforts to cause such Registration Statements to be declared effective. The Series A Notes and the Series B Notes are collectively referred to herein as the "Securities." This Purchase Agreement (this "Agreement"), the Securities, the Note Indenture, the Supplemental Indenture (as defined), each of the Collateral Documents and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

      On October 23, 1996, an offer (the "Offer") was commenced by the Company to purchase for cash up to all (but not less than a majority in principal amount outstanding) of the Company's outstanding 10 1/2% Senior Notes Due 2002 (the "Existing Notes") and a related solicitation (the "Consent Solicitation") of consents to delete and modify certain terms of the indenture, as amended, governing the Existing Notes (the "Existing Notes Indenture"). Upon receipt of the Requisite Consents (as such term is defined in the Offer to Purchase and Consent Solicitation Statement, dated October 23, 1996 (as supplemented, the "Statement")), the Company and Fleet National Bank, as trustee, will execute a supplemental indenture (the "Supplemental Indenture"), giving effect to the proposed amendments to the Existing Notes Indenture. Fleet National Bank acted as depositary (the "Depositary") in connection with the Offer and the Consent Solicitation.

      On October 28, 1996, an offer (the "Equity Offer") was commenced by WCI Steel Holdings, Inc., a Delaware corporation ("Holdings"), to purchase for cash all of the outstanding shares of common stock, no par value, $.01 stated value (the "Common Stock"), of the Company. The Equity Offer is conditioned upon, among other things, the Public Acceptance Condition (as defined in the Offer to Purchase for Cash, dated October 28, 1996 (as supplemented, the "Equity Statement"). American Stock Transfer & Trust Company acted as depositary (the "Equity Depositary") in connection with the Equity Offer.

      2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to you, and the Purchaser agrees to purchase from the Company, $300,000,000 aggregate principal amount of the Series A Notes. The purchase price for the Series A Notes shall be 97.12% of their principal amount.

      3. Delivery and Payment. Delivery to the Purchaser of, and payment for, the Series A Notes shall be made at 9:00 a.m., New York City time, on November 27, 1996 (the "Closing Date") at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, or such other time or place as you and the Company shall designate.


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      One or more of the Series A Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes sold pursuant to Exempt Resales to QIBs and Accredited Investors (collectively, the "Master Note") and one or more Series A Notes in definitive form registered in the names of the nominees of the Euroclear System ("Euroclear") and Cedel, S.A. ("Cedel") (collectively, the "Regulation S Note"), having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes sold pursuant to Exempt Resales to Regulation S Purchasers, shall be delivered by the Company to you (or as you direct), against payment by you of the purchase price therefor by wire transfer of immediately available (Federal) funds. The Master Note and the Regulation S Note shall be made available to you for inspection not later than 9:30 a.m. on the business day immediately preceding the Closing Date.

      4. Agreements of the Company. The Company agrees with you as follows:

            (a) To advise you promptly and, if requested by the Purchaser, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Series A Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and (ii) of the happening of any event that makes any statement of a material fact made in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Series A Notes under any state securities or Blue Sky laws, and if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Series A Notes under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

            (b) To furnish you, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as you may reasonably request. The Company consents to the lawful use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto, by you in connection with Exempt Resales.

            (c) Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum prior to the Closing Date unless you shall previously have been advised thereof and shall not have objected thereto after being furnished a copy thereof. The Company shall promptly prepare, upon your request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that may be reasonably necessary or advisable in connection with Exempt Resales.


                                      -4-
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            (d) If, after the date hereof and prior to consummation of any
      Exempt Resales, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of your counsel, it becomes necessary to amend or supplement the Offering Memorandum in order to made the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, forthwith to prepare an appropriate amendment or supplement to the Offering Memorandum so that statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Offering Memorandum will comply with applicable law.

            (e) To cooperate with you and your counsel in connection with the qualification of the Series A Notes under the securities or Blue Sky laws of such jurisdictions as you may request and to continue such qualification in effect so long as required for the Exempt Resales; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or taxation, other than as to matters and transactions relating to the Exempt Resales, in any jurisdiction where it is not now so subject.

            (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto, (ii) the preparation (including, without limitation, word processing and duplication costs) and delivery of this Agreement and the other Operative Documents and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith and with the Exempt Resales, (iii) the issuance and delivery by the Company of the Securities, (iv) the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Company's counsel and accountants, (viii) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (ix) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC, Euroclear or Cedel for "book-entry" transfer and (x)


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      the performance by the Company of its other obligations under this
      Agreement and the other Operative Documents.

            (g) To use the proceeds from the sale of the Series A Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

            (h) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Securities.

            (i) To do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Series A Notes.

            (j) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to you or Eligible Purchasers of the Series A Notes.

            (k) For so long as any of the Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any QIB or beneficial owner of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes from such QIB or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

            (l) To cause the Exchange Offer to be made in the appropriate form to permit registration of the Series B Notes to be offered in exchange for the Series A Notes and to comply in all material respects with all applicable federal and state securities laws in connection with the Exchange Offer.

            (m) To comply in all material respects with all of its agreements set forth in the Registration Rights Agreement, and all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Securities by DTC for "book-entry" transfer and any similar such letter, if any, with Euroclear or Cedel.

            (n) To use reasonable efforts to effect the inclusion of the Series A Notes in PORTAL.

            (o) During a period of five years following the date of this Agreement, to deliver to you promptly upon their becoming available, copies of all current, regular and periodic reports filed by the Company with the Commission or any securities exchange or with any governmental authority succeeding to any of the Commission's functions.

            (p) The Company agrees to do or cause to be done such further acts and things and deliver or cause to be delivered to the Trustee, and file or cause to be filed, such additional instruments, documents, forms (including, without limitation, Uniform Commercial Code ("UCC") forms) and assurances as the Purchaser or the Trustee may reasonably require or deem advisable to give the Trustee a valid and perfected lien on the Collateral with the priority contemplated in Section 10.01(a) of the Indenture.

            (q) The Company and Holdings shall effect the Merger on, or within two business days after, the Issue Date.

            5. Representations and Warranties. (a) The Company represents and warrants to you that:

            (i) The Preliminary Offering Memorandum and the Offering Memorandum have been prepared in connection with the Exempt Resales. The Preliminary Offering Memorandum as of its date did not, and the Offering Memorandum does not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (i) shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to you furnished to the Company in writing by you expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

            (ii) When the Series A Notes are issued and delivered pursuant to this Agreement, none of the Series A Notes will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under
      Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

            (iii) The Company and each of its subsidiaries has been duly organized, is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in


                                      -7-
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      which the nature of its business or its ownership or leasing of property requires such qualification.

            (iv) The entities listed on Schedule I hereto are the only subsidiaries, direct or indirect, of the Company. The Company owns, directly or indirectly through other subsidiaries, 100% of the outstanding capital stock or other securities evidencing equity ownership of such subsidiaries, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance; and all of such securities have been duly authorized, validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. There are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of such subsidiaries.

            (v) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the
      Note Indenture, the Supplemental Indenture, each of the Collateral Documents, the Registration Rights Agreement and the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, with respect to the Company, the corporate power and authority to issue, sell and deliver the Securities as provided herein and therein.

            (vi) This Agreement has been duly and validly authorized, executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

            (vii) The Note Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Note Indenture, when executed and delivered, will conform to the description thereof in the Offering Memorandum. The Depositary has received validly tendered and not validly withdrawn consents from holders of at least a majority of the aggregate principal amount of Existing Notes outstanding pursuant to the Consent Solicitation. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Supplemental Indenture. The Supplemental Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Upon the effectiveness of the Supplemental Indenture, the Existing Notes Indenture, as supplemented by the Supplemental Indenture, will comply with the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Supplemental Indenture conforms to the description thereof in the Statement.


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            (viii) The Series A Notes have been duly and validly authorized for issuance and sale to you by the Company pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Note Indenture and delivered against payment therefor in accordance with the terms hereof, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Note Indenture. The Series A Notes, when issued, authenticated and delivered, will conform to the description thereof in the Offering Memorandum.

            (ix) The Series B Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Note Indenture, the Registration Rights Agreement and the Exchange Offer, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Note Indenture.

            (x) The Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Registration Rights Agreement, when executed and delivered, will conform to the description thereof in the Offering Memorandum.

            (xi) Each of the Collateral Documents has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Upon execution of the Indenture and each of the Collateral Documents, and, with respect to Collateral (as defined in the Indenture), filings under the UCC in all required jurisdictions and recording of the Mortgage in the appropriate recording office, the holders of the Securities will have a valid and perfected lien on the Collateral with the priority contemplated in Section 10.01(a) of the Indenture subject to no other lien, charge, encumbrance or interest (other than as permitted by each Collateral Document).

            (xii) Neither the Company nor any of its subsidiaries is in violation of its respective charter or bylaws or is in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or is in violation of any law, statute, rule, regulation, judgment or court decree applicable to the Company, any of its subsidiaries or their assets or properties. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument.

            (xiii) Except for the amendment (the "Amendment") to the WCI Revolving Credit Facility contemplated in connection with the transactions referred to in the Offering Memorandum and intended to be entered into on or prior to the Closing Date, the execution, delivery and performance by the Company of this Agreement and the other Operative Documents to which it is a party, the issuance and sale of the Securities, and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of indebtedness pursuant to,
      (i) the charter or bylaws of the Company or any of its subsidiaries, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their property is or may be bound,
      (iii) any statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their assets or properties, or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company, any of its subsidiaries or their assets or properties. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for the execution, delivery and performance of this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby, except such as have been obtained and made (or, in the case of the Registration Rights Agreement, will be obtained and made) under the Act, the Trust Indenture Act, and state securities or Blue Sky laws and regulations or such as may be required by the NASD. No consents or waivers from any other person are required for the execution, delivery and performance of this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby, other than such consents and waivers as have been obtained (or, in the case of the Registration Rights Agreement, will be obtained).

            (xiv) There is (i) other than matters set forth in the letters from the law firm of Wechsler Harwood Halebian & Feffer LLP, no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be subject, (ii) no statute, rule, regulation, or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject issued that, in the case of clauses (i),
      (ii) and (iii) above, (x) might, singly or in the aggregate, result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), (y) would interfere with or adversely affect the issuance of the Securities or (z) in any manner draw into question the validity of this Agreement, the Note Indenture, the Supplemental Indenture, the Registration Rights Agreement, any of the Collateral Documents or any other Operative Document.

            (xv) No action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Securities; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction referred to in
      Section 4(e) hereof; and other than matters set forth in the letters from the law firm of Wechsler Harwood Halebian & Feffer LLP, no action, suit or proceeding is pending against or affecting or, to the best knowledge of the Company and any of its subsidiaries, threatened against, the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would prohibit, interfere with or adversely affect the issuance or marketability of the Securities or in any manner draw into question the validity of any Operative Document; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

            (xvi) There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company and its subsidiaries, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any or its subsidiaries or, to the best knowledge of the Company and its subsidiaries, threatened against any of them, (ii) no significant strike, labor dispute slowdown or stoppage pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company and its subsidiaries, threatened against the Company or any of its subsidiaries and (iii) to the best knowledge of the Company and its subsidiaries, no union representation question existing with respect to the employees of the Company and its subsidiaries and, to the best knowledge of the Company and its subsidiaries, no union organizing activities are taking place. Neither the Company nor any of its subsidiaries has violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, nor any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, which might result in a Material Adverse Effect.

            (xvii) In the ordinary course of its business, each of the Company and its subsidiaries conducts periodic reviews of the effect of Environmental Laws (as defined herein) and the handling, storage, transport, treatment and disposal of Hazardous Materials (as defined herein) on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, all capital and operating expenditures required for response and corrective actions, closure of properties and compliance with Environmental Laws, all permits, licenses and approvals, all related constraints on operating activities and all potential liabilities to third parties). On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities would not have a Material Adverse Effect other than as disclosed in the Offering Memorandum. Neither the Company nor any of its subsidiaries has violated any Environmental Law applicable to it or its business or property, or is subject to any liability under any Environmental Law, lacks any permit, license or other approval required of them under applicable Environmental Laws or is violating any Environmental Law or term or condition of such permit, license or approval which might have a Material Adverse Effect, in each case, other than as disclosed in the Offering Memorandum. For the purposes of this Agreement, "Environmental Laws" shall mean any Federal, state and local laws, rules or regulations, any orders, decrees, judgments or injunctions and the common law relating to pollution or protection of human health, safety or the environment, including, without limitation, ambient air, indoor air, soil, surface water, ground water, wetlands, land or subsurface strata, including, without limitation, those relating to releases or threatened releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. For the purposes of this Agreement, "Hazardous Material" shall mean any pollutant, contaminant, toxic, hazardous or extremely hazardous substance, constituent or waste, or any other constituent, waste, material, compound or substance, including, without limitation, petroleum including crude oil and any fraction thereof, or any petroleum product, subject to regulation under any Environmental Law.

            (xviii) Each of the Company and its subsidiaries has (i) good and marketable title to all of the properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Offering Memorandum or as would not have a Material Adverse Effect, (ii) peaceful and undisturbed possession under all leases to which it is party as lessee, (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business currently conducted by it in the manner described in the Offering Memorandum, except where failure to hold such Authorizations would not have a Material Adverse Effect and (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. All such Authorizations are valid and in full force and effect and the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default by the Company or any of its subsidiaries has occurred and is continuing thereunder, and no material defaults by the landlord are existing under any such lease.

            (xix) All tax returns required to be filed by the Company or any of its subsidiaries, in all jurisdictions, have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. Neither the Company nor any of its subsidiaries knows of any material proposed additional tax assessments against it or any of its subsidiaries.

            (xx) Neither the Company nor any of its subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or analogous foreign laws and regulations, or
      (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (xxi) There are no holders of securities of the Company who, by reason of the execution by the Company of this Agreement or any other Operative Document to which it is a party or the consummation of the transactions contemplated hereby and thereby, have the right to request or demand that the Company register under the Act or analogous foreign laws and regulations securities held by them.

            (xxii) The authorized, issued and outstanding capital stock of the Company has been duly and validly authorized and issued, is fully paid and nonassessable and was not issued in violation of or subject to any preemptive or similar rights. The Company and its subsidiaries had at July 31, 1996, an authorized and outstanding capitalization as set forth in the Offering Memorandum.

            (xxiii) Each certificate signed by any officer of the Company and delivered to the Purchaser or counsel for the Purchaser shall be deemed to be a representation and warranty by the Company to the Purchaser as to the matters covered thereby.

            (xxiv) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

            (xxv) The Company and each of its subsidiaries maintains insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

            (xxvi) Neither the Company nor any of its subsidiaries has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Securities or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries.

            (xxvii) No registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Purchaser as contemplated hereby or for the Exempt Resales assuming (i) that the purchasers who buy the Series A Senior Notes in the Exempt Resales are either QIBs, Accredited Investors (up to a maximum of 35 such Accredited Investors) or Regulation S Purchasers and (ii) the accuracy of the Purchaser's representations regarding the absence of general solicitation in connection with the sale of Series A Notes to the Purchaser and the Exempt Resales contained herein. No form of general solicitation or general advertising was used by the Company or any of its representatives in connection with the offer and sale of any of the Series A Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

            (xxviii) Set forth on Exhibit A hereto is a list of each employee pension or benefit plan with respect to which the Company or any corporation considered an affiliate of the Company within the meaning of
      Section 407(d)(7) of ERISA (an "Affiliate") is a party in interest or disqualified person. The execution and delivery of this Agreement, the other Operative Documents and the sale of the Series A Notes to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the Section entitled "Notices to Investors."

            (xxix) Subsequent to the respective dates as of which information is given in the Offering Memorandum and up to the Closing Date, except as set forth in the Offering

      Memorandum, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business, there has not been, singly or in the aggregate, any material adverse change, or any development which may reasonably be expected to involve a material adverse change, in the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Change") and there have not been dividends or distributions of any kind declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock.

            (xxx) Neither the Company nor any agent thereof acting on the behalf of the Company has taken, and the Company will not take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part
      220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part
      224) of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

            (xxxi) The accountants who have certified or shall certify the financial statements and supporting schedules included or to be included as part of the Offering Memorandum are independent accountants. The consolidated historical statements fairly present the consolidated financial condition and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such periods, except as stated therein. The pro forma financial statements have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by this Agreement and the other Operative Documents. Other financial and statistical information and data included in the Offering Memorandum, historical and pro forma, are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

            (xxxii) The present fair salable value of the assets of the Company exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of each such person as they become absolute and matured. The assets of the Company do not constitute unreasonably small capital to carry out its businesses as conducted or as proposed to be conducted. The Company does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature. Upon the issuance of the Series A Notes, the present fair saleable value of the assets of the Company will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company as they become absolute and matured. The assets of the Company, upon the issuance of the Series A Notes, will not constitute unreasonably small capital to carry out its businesses as now conducted, including the capital needs of the Company, taking into account the projected capital requirements and capital availability of the Company.

            (xxxiii) There are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, its subsidiaries or the Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Securities.

      The Company acknowledges that the Purchaser and, for purposes of the opinions to be delivered to the Purchaser pursuant to Section 7 hereof, counsel to the Company and counsel to the Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

      (b) The Purchaser represents and warrants to the Company and agrees that:

            (i) It is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

            (ii) It (A) is not acquiring the Series A Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and
      (B) will be reoffering and reselling the Series A Notes only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, to Accredited Investors in a private placement exempt from the registration requirements of the Act and in offshore transactions in compliance with Regulation S under the Act.

            (iii) No form of general solicitation or general advertising has been or will be used by it or any of its representatives in connection with the offer and sale of any of the Series A Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

            (iv) It agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, QIBs, a total of no more than 35 Accredited Investors and to Regulation S Purchasers in offshore transactions in compliance with Regulation S under the Act. It further agrees (A) that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (1) QIBs who in purchasing such Series A Notes will be deemed to have represented and agreed that they are purchasing the Series A Notes for their own account or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs, (2) Accredited Investors who make the representations contained in, and execute and return to the Purchaser, a certificate in the form of Annex A attached to the Offering Memorandum and (3) to Regulation S Purchasers in offshore transactions in compliance with Regulation S under the Act and (B) that, in the case of such QIBs, Accredited Investors and Regulation S Purchasers, acknowledges and agrees that such Series A Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (x)(I) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (II) in a transaction meeting the requirements of Rule 144, (III) to a foreign person in a transaction meeting the requirements of Rule 904 under the Act or (IV) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if the Company so requests), (y) to the Company, (z) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (C) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (B) above.

            (v) It will comply with the applicable provisions of Rule 144A under the Act and Regulation S under the Act.

            (vi) It also understands that the Company and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Company and counsel to the Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

      6. Indemnification.

            (a) The Company agrees to indemnify and hold harmless (i) the Purchaser and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Purchaser (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of the Purchaser or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Offering Memorandum shall not inure to the benefit of the Purchaser from whom the person asserting any such losses, claims, damages, liabilities, judgments, actions or expenses purchased Series A Notes, or any person controlling such Purchaser, if a copy of the Offering Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Purchaser to such person, at or prior to the written confirmation of the sale of the Series A Notes to such person, and if the Offering Memorandum (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability, judgment, action or expense. The Company shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or an Indemnified Person.

            (b) In case any action or proceeding (including any governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Company, such Indemnified Person shall promptly notify the Company in writing (provided, that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement unless it shall have been determined by a court of competent jurisdiction, by a final judgment not subject to appeal or review, that such failure shall have resulted in a material adverse effect upon the Company). Such Indemnified Person shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company; provided, however, that the Company shall be entitled to participate in such action or proceeding and, to the extent that the Company shall wish to assume the defense thereof (provided that any such participation or assumption shall be permitted only upon written notice to the Indemnified Person which notice is received within 10 days of the Company's actual knowledge of such action or proceeding), with counsel satisfactory to such Indemnified Person (which counsel shall not, except with the consent of the Indemnified Person, be counsel to the Company), at the Company's expense, and after notice from the Company to such Indemnified Person of the Company's election so to assume the defense thereof, the Company shall not be liable to such Indemnified Person under this Section 6(b) for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation; provided, further, that the Company shall not be entitled to control the defense of, or investigation by, such Indemnified Person if such Indemnified Person has been advised by its counsel that there could reasonably be expected to be a conflict of interest between the Company and such Indemnified Person under applicable standards of professional responsibility. The

      Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for the Indemnified Persons, which firm shall be designated by Donaldson, Lufkin & Jenrette Securities Corporation. The Company shall be liable for any settlement of any such action or proceeding effected with the Company's prior written consent, which consent will not be unreasonably withheld, and the Company agrees to indemnify and hold harmless any Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Person shall have requested an indemnifying party to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if
      (i) such settlement is entered into more than twenty business days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

            (c) The Purchaser agrees to indemnify and hold harmless the Company, any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and their respective officers, directors, partners, employees, representatives and agents (collectively, the "Indemnified Company Persons"), to the same extent as the foregoing indemnity from the Company to each of the Indemnified Persons, but only with respect to claims and actions based on information relating to the Purchaser furnished in writing by the Purchaser to the Company expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

            The statements in the Offering Memorandum in the paragraph under the pricing table on the cover page of the Offering Memorandum and in the third paragraph under the caption "Plan of Distribution" constitute the only information heretofore furnished to the Company in writing by the Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto.

            (d) In case any action (including any governmental investigation) shall be brought against any Indemnified Company Person based on the Offering Memorandum or the Preliminary Offering Memorandum and in respect of which indemnity may be sought against the Purchaser, the Purchaser shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, the Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Purchaser), and the Indemnified Company Person shall have the rights and duties given to the Purchaser by Section 6(b) hereof.

            (e) If the indemnification provided for in this Section 6 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Series A Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Purchaser, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering of the Series A Notes (net of commissions but before deducting expenses) received by the Company and the total commissions received by the Purchaser bear to the total price of the Series A Notes paid in the Exempt Resales, in each case as set forth in the pricing table on the cover page of the Offering Memorandum. The relative fault of the Company, on the one hand, and the Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company, on the one hand, and the Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity set forth herein shall be in addition to any liability or obligation the Company may otherwise have to any Indemnified Person.

            The Company and the Purchaser agree that it would not be just and equitable if contribution to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, the Purchaser (nor the related Indemnified Persons) shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the total discounts and commissions received by the Purchaser with respect to the Series A Notes, exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (f) The Company hereby designates The Renco Group, Inc., a New York corporation, as its authorized agent upon whom process may be served in any action, suit or proceeding that may be instituted in any state or federal court in the State of New York by the Purchaser or any person controlling the Purchaser asserting a claim for indemnification or contribution under or pursuant to this Section 6, and the Company will accept the jurisdiction of such court in such action, and waive, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to the Company and counsel to the Company at their respective address for notices specified in Section 9 hereof.

      7. Conditions of Purchaser's Obligations. The obligations of the Purchaser under this Agreement are subject to the satisfaction of each of the following conditions:

            (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

            (b) The Offering Memorandum shall have been printed and copies distributed to the Eligible Purchasers to whom the Purchaser intends to resell in Exempt Resales the Series A Notes on the Closing Date not later than 10:00 a.m., New York City time, on the date of this Agreement or at such later date and time as to which you may agree, and no stop order suspending the qualification or exemption from qualification of any of the Series A Notes in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

            (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of any of the Series A Notes; no action, suit or proceeding shall be pending against or affecting or, to the knowledge of the Company, threatened against, the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would prohibit, interfere with or adversely affect the issuance of the Series A Notes or would have a Material Adverse Effect, or in any manner draw into question the validity of any of the Operative Documents; and no stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued.

            (d) Since the dates as of which information is given in the Offering Memorandum and other than as contemplated in the Offering Memorandum, (i) there shall not have been any material change, or any development that is reasonably likely to result in a material change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its subsidiaries from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock, and (iii) neither the Company nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have been any Material Adverse Change.

            (e) You shall have received certificates, dated the Closing Date, signed by (i) the President or any Vice President and (ii) a principal financial or accounting officer of the Company confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 7.

            (f) You shall have received on the Closing Date an opinion (satisfactory to you and your counsel), dated the Closing Date, of Cadwalader, Wickersham & Taft, counsel for the Company to the effect that:

                  (i) The Company and each of its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is currently being conducted and as described in the Offering Memorandum, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the ownership, leasing and operating of its property and the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

                  (ii) The entities listed on Schedule I hereto are the only subsidiaries, direct or indirect, of the Company. The Company owns, directly or indirectly through other subsidiaries, 100% of the outstanding capital stock or other securities evidencing equity ownership of such subsidiaries, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance; and all of such securities have been duly authorized, validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. There are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of such subsidiaries.

                  (iii) The Company has all requisite corporate power and
            authority to execute, deliver and perform its obligations under this Agreement, the Note Indenture, the Supplemental Indenture, the Registration Rights Agreement, each of the Collateral Documents and the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby or thereby, including, without limitation, with respect to the Company, the corporate power and authority to issue, sell and deliver the Securities as provided herein.

                  (iv) The Company has duly and validly authorized, executed and delivered this Agreement.

                  (v) The Company has duly and validly authorized, executed and delivered the Note Indenture and (assuming the due authorization, execution and delivery thereof by the Trustee) the Note Indenture is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity, and (iii) to the extent that a waiver of rights under any usury laws may be unenforceable. The Note Indenture conforms to the description thereof in the Offering Memorandum.

                  (vi) The Series A Notes have been duly and validly authorized for issuance and sale to you by the Company pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Note Indenture and delivered against payment therefor in accordance with the terms hereof, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the
            Note Indenture, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity, and (iii) to the extent that a waiver of rights under any usury laws may be unenforceable. The

            Series A Notes, when issued, authenticated and delivered, will conform to the description thereof in the Offering Memorandum.

                  (vii) The Series B Notes have been duly and validly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Note Indenture, the Registration Rights Agreement and the Exchange Offer, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Note Indenture, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity, and (iii) to the extent that a waiver of rights under any usury laws may be unenforceable.

                  (viii) The Company has duly and validly authorized, executed and delivered the Supplemental Indenture and (assuming the due authorization, execution and delivery thereof by the Trustee) the Supplemental Indenture is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity, and (iii) to the extent that a waiver of rights under any usury laws may be unenforceable. The Supplemental Indenture conforms to the description thereof in the Statement.

                  (ix) Each of the Collateral Documents has been duly and
            validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the other parties thereto), will be the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally, (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity, and (iii) to the extent that a waiver of rights under any usury laws may be unenforceable.

                  (x) The Registration Rights Agreement has been duly and
            validly authorized, by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by Purchaser), will be the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity. The Registration Rights Agreement, when executed and delivered, will conform to the description thereof in the Offering Memorandum.

                  (xi) When the Series A Notes are issued and delivered pursuant to this Agreement, none of the Series A Notes will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                  (xii) No registration under the Act of any of the Series A
            Notes is required for the sale of the Series A Notes to you as contemplated hereby or for the Exempt Resales assuming (i) that each of the Eligible Purchasers is a QIB, an Accredited Investor or a Regulation S Purchaser, (ii) the accuracy of your representations regarding the absence of general solicitation in connection with the sale of the Series A Notes to you and the Exempt Resales contained herein and (iii) the accuracy of the representations made by each Accredited Investor as set forth in the letters of representation executed by such Accredited Investor in the form of Annex A to the Offering Memorandum.

                  (xiii) Neither the Company nor any of its subsidiaries is in violation of its respective charter or bylaws or, to such counsel's knowledge, is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture, mortgage or deed of trust or other material agreement to which it is a party or by which it is bound or to which any of its properties is subject or is in violation of any law, statute, rule, regulation, judgment or court decree applicable to the Company or its subsidiaries and there exists no condition that, with notice, the passage of time or otherwise, would constitute such default under any such document or instrument, which any such default would result in a Material Adverse Effect.

                  (xiv) The execution, delivery and performance by the Company of this Agreement and the other Operative Documents to which it is a party, the issuance and sale of the Securities, and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of indebtedness pursuant to, (i) the charter or bylaws of the Company or any of its subsidiaries, (ii) to the best of such counsel's knowledge, any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their property is or may be bound, (iii) any statute, rule or regulation applicable to the Company, any of its subsidiaries or their assets or properties (except (with respect to this clause
            (iii)) such violations, conflicts, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect), or (iv) to the best of such counsel's knowledge, any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company, any of its subsidiaries or their assets or properties. To such counsel's knowledge, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for the execution, delivery and performance of this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby, except such as have been obtained and made (or, in the case of the Registration Rights Agreement, will be obtained and made) under the Act, the Trust Indenture Act and state securities or Blue Sky laws and regulations or such as may be required by NASD. To such counsel's knowledge, no consents or waivers from any other person are required for the execution, delivery and performance of this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby, other than such consents and waivers as have been obtained (or, in the case of the Registration Rights Agreement, will be obtained).

                  (xv) To the best knowledge of such counsel, no action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Securities; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction referred to in Section 4(e) hereof; and (other than matters set forth in letters from the law firm of Wechsler Harwood Halebian & Feffer LLP) no action, suit or proceeding is pending against or affecting or, to the best knowledge of such counsel, threatened against, the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would prohibit, interfere with or adversely affect the issuance or marketability of the Securities or in any manner draw into question the validity of any Operative Document; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

                  (xvi) To the best knowledge of such counsel, the Company and each of its subsidiaries has (i) good and marketable title to all of the properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the

            Offering Memorandum or as would not have a Material Adverse Effect,
            (ii) peaceful and undistributed possession under all leases to which it is party as lessee, (iii) all Authorizations necessary to engage in the business currently conducted by it in the manner described in the Offering Memorandum, except where failure to hold such Authorizations would not have a Material Adverse Effect and (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. To the best knowledge of such counsel, all such Authorizations are valid and in full force and effect and the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. To the best knowledge of such counsel, all leases to which the Company or any of its subsidiaries is a party are valid and binding and no default by the Company or any of its subsidiaries has occurred and is continuing thereunder, and no material defaults by the landlord are existing under any such lease.

                  (xvii) To the best knowledge of such counsel, other than as disclosed in the Offering Memorandum neither the Company nor any of its subsidiaries has violated any Environmental Laws, lacks any permits, licenses or other approvals required of them under applicable Environmental Laws or is violating any terms and conditions of any such permit, license or approval, nor has the Company or any of its subsidiaries violated any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees nor any applicable wage or hourly laws, nor any provisions of ERISA or the rules and regulations promulgated thereunder, which in each case would result in a Material Adverse Effect.

                  (xviii) Neither the Company nor any of its subsidiaries is (i)
            an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 or analogous foreign laws and regulations, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (xix) Prior to the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Note Indenture is not required to be qualified under the Trust Indenture Act of 1939.

                  (xx) The Offering Memorandum, as of its date, and each
            amendment or supplement thereto, as of its date (except for the financial statements, including the notes thereto, and supporting schedules and other financial, statistical and accounting data included therein or omitted therefrom, as to which no opinion need be expressed), contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

                  (xxi) The authorized, issued and outstanding capital stock of the Company has been duly and validly authorized and issued, is fully paid and nonassessable and was not issued in violation of or subject to preemptive or similar rights. The Company and its subsidiaries had at July 31, 1996, an authorized and outstanding capitalization as set forth in the Offering Memorandum.

      In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, your representatives and your counsel in connection with the preparation of the Offering Memorandum and has considered the matters required to be stated therein and the statements contained therein and, although such counsel has not independently verified the accuracy, completeness or fairness of such statements (except as indicated above), such counsel advises you that, on the basis of the foregoing, no facts came to its attention that caused it to believe that the Offering Memorandum (as amended or supplemented, if applicable), at the time such Offering Memorandum was circulated or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may further state that they assume no responsibility for, and have not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in the Offering Memorandum.

      In rendering such opinion, such counsel may rely (i) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials, (ii) as to matters of Ohio law and environmental law, on an opinion or opinions of Squire, Sanders & Dempsey L.L.P. satisfactory to the Purchaser and counsel to the Purchaser and (iii) as to matters of labor law, on an opinion of Bryan Cave LLP satisfactory to the Purchaser and counsel to the Purchaser.

      The opinions of such counsel described in this paragraph shall be rendered to you at the request of the Company and shall so state therein.

      (g) You shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel, your counsel, in form and substance reasonably satisfactory to you, covering such matters as are customarily covered in such opinions.

      (h) At the time this Agreement is executed and delivered by the Company and on the Closing Date, you shall have received letters, substantially in the form previously approved by you, from KPMG Peat Marwick LLP, independent certified public accountants, with respect to the financial statements and certain financial information contained in Offering Memorandum.

      (i) The Company and the Trustee shall have entered into the Note Indenture and you shall have received counterparts, conformed as executed, thereof.

      (j) The Company shall have entered into the Registration Rights Agreement and you shall have received counterparts, conformed as executed, thereof.

      (k) On or before the Closing Date, the Purchaser and counsel for the Purchaser shall have received an opinion from Houlihan, Lokey, Howard & Zukin, in form and substance satisfactory to the Purchaser and counsel for the Purchaser, with respect to the solvency of the Company upon issuance of the Series A Notes and the consummation of the other transactions contemplated in this Agreement, the other Operative Documents and the Offering Memorandum.

      (l) The Offer shall have been consummated in accordance with the terms of the Statement, and the Depositary shall have received the Requisite Consents.

      (m) The Amendment shall have been duly authorized, executed and delivered by the Company and Congress Financial Corporation. The Purchaser shall have received true and correct copies of the Amendment and there exists as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the application of the proceeds received by the Company from the sale of the Series A Notes) no condition that would constitute a Default or an Event of Default (each as defined in the WCI Revolving Credit Facility) under the WCI Revolving Credit Facility.

      (n) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

      (o) The Equity Offer shall have been consummated in accordance with the terms of the Equity Statement, and the Public Acceptance Condition shall have been met, as confirmed by the Equity Depositary.

      (p) Each of the Collateral Documents shall be satisfactory in form and substance to the Purchaser and counsel to the Purchaser and shall have been executed and delivered by all the respective parties thereto.

      (q) Bryan Cave LLP shall have delivered to the Company or its counsel its opinion to the effect that the Company is not in default in the performance of the agreements between the Company and the United Steelworkers of America (the "VEBA Term Sheet") related to the VEBA Trust, and there exists no condition that, with notice, the passage of time or otherwise, would constitute such default under the VEBA Term Sheet.

      (r) On or before the Closing Date, the Purchaser shall have received:

            (i) The Security Agreement (as defined in the Indenture), duly executed by the Company and dated on or before the Closing Date, together with:

                  A. acknowledgment copies of appropriate UCC-1 financing
            statements or other documents under the provisions of the UCC or any other applicable state law filed in each office where such filing is necessary or appropriate to grant to the Trustee a lien of the character contemplated by the Security Agreement and the priority contemplated in Section 10.01(a) of the Indenture; and

                  B. evidence that all other actions necessary to perfect and protect the liens created by the Security Agreement have been taken.

            (ii) With respect to the Mortgaged Property (as defined in the Indenture):

                  A. a Mortgage (as defined in the Indenture), duly executed and acknowledged by the owner or holder of the fee interest constituting the Mortgaged Property, dated on or before the Closing Date and otherwise in form for recording in the appropriate recording office of the political subdivision where the Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof and such UCC-1 financing statements and other similar statements as are contemplated in respect of the Mortgage by the local counsel opinion referred to in paragraph (w), and any other instruments necessary to grant the interests purported to be granted by the Mortgage under the laws of any applicable jurisdiction, which Mortgage and financing statements and other instruments shall be effective to create a lien on the Mortgaged Property in favor of the Trustee, subject to no liens other than liens permitted to be outstanding pursuant to the Mortgage or permitted to be pari passu pursuant to Section 10.01(a) of the Indenture;

                  B. such consents, approvals, amendments, supplements,
            estoppels, tenant subordination agreements or other instruments as shall be necessary in order for the owner or holder of the fee interest to grant the lien contemplated by the Mortgage with respect to the Mortgaged Property;

                  C. with respect to the Mortgage, a policy of title insurance
            (or a commitment to issue such a policy) insuring (or committing to insure) the lien of the Mortgage as a valid mortgage lien on the real property and fixtures described therein with the priority contemplated in Section 10.01(a) of the Indenture in respect of the Securities in an amount not less than 100% of the fair market value thereof which policy (or commitment) shall (a) be issued by First American Title Insurance Company, (b) include such reinsurance arrangements (with provisions for direct access) as shall be acceptable to the Purchaser, (c) have been supplemented by such endorsements, or, where such endorsements are not available at commercially reasonable premium costs, opinion letters of special counsel, architects or other professionals, which counsel, architects or other professionals shall be acceptable to the Purchaser, as shall be requested by the Purchaser (including, without limitation, endorsements or opinion letters on matters relating to usury, first loss, zoning, non-imputation, public road access, contiguity (where appropriate), cluster, survey, variable rate and so-called comprehensive coverage over covenants and restrictions) and (d) contain only such exceptions to title as shall be agreed to by the Purchaser prior to the Closing Date with respect to the Mortgaged Property;

                  D. a survey of the Mortgaged Property complying with the
            minimum detail requirements of the American Land Title Association (as such requirements are in effect on the date of delivery of such survey) certified to the Trustee and dated (or redated) not earlier than six months prior to the date of delivery thereof, unless there shall have occurred any exterior change in the property affected thereby during such period, in which event such survey shall be dated or redated to a date after the completion of such change, which survey shall locate all improvements, public streets and recorded easements affecting the Mortgaged Property;

                  E. policies or certificates of insurance as required by the
            Mortgage, which policies or certificates shall bear mortgagee endorsements of the character required by the Mortgage;

                  F. UCC, judgment and tax lien searches confirming that the personal property comprising a part of the Mortgaged Property is subject to no liens other than Prior Liens (as defined in the Mortgage);

                  G. such affidavits, certificates and instruments of
            indemnification as shall be required to induce the title company to issue the policy or policies (or commitment) contemplated in subparagraph (C) above;

                  H. checks payable to the appropriate public officials in
            payment of all recording costs and transfer taxes (or checks or wire transfers to the title insurance company in respect of such amounts) due in respect of the execution, delivery or recording of the Mortgage, together with a check or wire transfer for the title insurance company in payment of its premium, search and examination charges, survey costs and any other amounts due in connection with the issuance of its policies (or commitments);

                  I. copies of all Leases (as defined in the Mortgage), all of which Leases shall be satisfactory to the Purchaser; and

                  J. a certificate of an officer of the Company certifying that, as of the date of delivery of such certificate, there is not outstanding any citation, violation or similar notice indicating that such real property contains conditions which are not in compliance with local codes or ordinances relating to building or fire safety or structural soundness (other than any provisions of such codes or ordinances the validity or applicability of which is being contested in good faith by appropriate proceedings diligently prosecuted and as to which enforcement proceedings have not been instituted or, if instituted, have been stayed).

            (iii) The VEBA Security Agreement (as defined in the Indenture), duly executed by the Company and dated on or before the Closing Date, together with:

                  A. acknowledgment copies of appropriate UCC-1 financing
            statements or other documents under the provisions of the UCC or any other applicable state law filed in each office where such filing is necessary or appropriate to grant to the VEBA Trustee a lien of the character contemplated by the VEBA Security Agreement and the priority contemplated in Section 10.01(a) of the Indenture; and

                  B. evidence that all other actions necessary to perfect and protect the liens created by the VEBA Security Agreement have been taken.

                  (iv) With respect to the Mortgaged Property:

                  A. a VEBA Mortgage (as defined in the Indenture), duly
            executed and acknowledged by the owner or holder of the fee interest constituting the Mortgaged Property, dated on or before the Closing Date and otherwise in form for recording in the appropriate recording office of the political subdivision where the Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof and such UCC-1 financing statements and other similar statements as are contemplated in respect of the VEBA Mortgage by the local counsel opinion referred to in paragraph
            (w), and any other instruments necessary to grant the interests purported to be granted by the VEBA Mortgage under the laws of any applicable jurisdiction, which VEBA Mortgage and financing statements and other instruments shall be effective to create a lien on the Mortgaged Property in favor of the VEBA Trustee (as defined in the Mortgage), subject to no liens other than liens permitted to be outstanding pursuant to the VEBA Mortgage;

                  B. with respect to the VEBA Mortgage, a policy of title
            insurance (or a commitment to issue such a policy) insuring (or committing to insure) the lien of the VEBA Mortgage as a valid mortgage lien on the real property and fixtures described therein with the priority contemplated in Section 10.01(a) of the Indenture in respect of the Obligations (as defined in the VEBA Mortgage) in an amount not less than $10,000,000 which policy (or commitment) shall (a) be issued by First American Title Insurance Company and
            (b) contain customary provisions and endorsements;

                  C. a survey of the Mortgaged Property complying with the
            minimum detail requirements of the American Land Title Association (as such requirements are in effect on the date of delivery of such survey) certified to the VEBA Trustee and dated (or redated) not earlier than six months prior to the date of delivery thereof, unless there shall have occurred any exterior change in the property affected thereby during such period, in which event such survey shall be dated or redated to a date after the completion of such change, which survey shall locate all improvements, public streets and recorded easements affecting the Mortgaged Property;

                  D. policies or certificates of insurance as required by the
            VEBA Mortgage, which policies or certificates shall bear mortgagee endorsements of the character required by the VEBA Mortgage;

                  E. UCC, judgment and tax lien searches confirming that the personal property comprising a part of the Mortgaged Property is subject to no liens other than those liens permitted to be superior to the VEBA Mortgage by the terms thereof;

                  F. such affidavits, certificates and instruments of
            indemnification as shall be required to induce the title company to issue the policy or policies (or commitment) contemplated in subparagraph (B) above;

                  G. checks payable to the appropriate public officials in
            payment of all recording costs and transfer taxes (or checks or wire transfers to the title insurance company in respect of such amounts) due in respect of the execution, delivery or recording of the VEBA Mortgage, together with a check or wire transfer for the title insurance company in payment of its premium, search and examination charges, survey costs and any other amounts due in connection with the issuance of its policies (or commitments); and

                  H. a certificate of an officer of the Company certifying that, as of the date of delivery of such certificate, there is not outstanding any citation, violation or similar notice indicating that such real property contains conditions which are not in compliance with local codes or ordinances relating to building or fire safety or structural soundness (other than any provisions of such codes or ordinances the validity or applicability of which is being contested in good faith by appropriate proceedings diligently prosecuted and as to which enforcement proceedings have not been instituted or, if instituted, have been stayed).

      (s) The Purchaser shall have received an opinion, dated the Closing Date, from Squire, Sanders and Dempsey L.L.P., local Ohio counsel, substantially in the form of Exhibit B hereto.

      (t) On or before the Closing Date, the Purchaser and counsel for the Purchaser shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

      All opinions, certificates, letters and other documents required by this
Section 7 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you. The Company will furnish the Purchaser with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.

      8. Effective Date of Agreement and Termination. This Agreement shall become effective upon the execution hereof.

      This Agreement may be terminated at any time on or prior to the Closing Date by you by notice to the Company if any of the following has occurred: (i) subsequent to the date information is provided in the Offering Memorandum, any Material Adverse Change which, in your judgment, materially impairs the investment quality of any of the Series A Notes, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere, or any other substantial national or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis, crisis, material adverse change or emergency would, in your judgment, make it impracticable or inadvisable to market any of the Series A Notes or to enforce contracts for the sale of any of the Series A Notes, (iii) any suspension or limitation of trading generally in securities on the New York Stock Exchange or in the over-the-counter markets or any setting of minimum prices for trading on such exchange or markets, (iv) any declaration of a general banking moratorium by either federal or New York authorities, (v) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that in your judgment has a material adverse effect on the financial markets in the United States, and would, in your judgment, make it impracticable or inadvisable to market any of the Series A Notes or to enforce contracts for the sale of any of the Series A Notes, (vi) the enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which, in your judgment, would have a Material Adverse Effect, or (vii) any securities of the Company or any of its subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

      The indemnities and contribution provisions and the other agreements, representations and warranties of the Company, its officers and directors and of the Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Purchaser or by or on behalf of the Company, the officers or directors of the Company or controlling person of the Company, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement.

      If this Agreement shall be terminated by the Purchaser pursuant to clauses
(i) or (vii) of the first paragraph of this Section 8 or because of the failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by you. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to
Section 4(f) hereof.

      Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Purchaser, any Indemnified Person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Purchaser merely because of such purchase.

      9. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, WCI Steel, Inc., 1040 Pine Avenue, S.E., Warren, Ohio 44483-6528, Attention: Bret W. Wise, with a copy to Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, Attention: Michael C. Ryan, Esq., c/o Managing Attorneys' Office, and (b) if to the Purchaser, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Ramsey Frank, with, a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York, 10005 Attention:
William M. Hartnett, Esq., or in any case to such other address as the person to be notified may have requested in writing.

      This Agreement shall be governed and construed in accordance with the internal laws of the State of New York. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

      Please confirm that the foregoing correctly sets forth the Agreement by and between the Company and the Purchaser.

                                   Very truly yours,

                                   WCI STEEL, INC.


                                   By: /s/ Bret W. Wise
                                      -----------------------------
                                       Name: Bret W. Wise
                                       Title: VP, Finance and Chief
                                              Financial Officer

Accepted and agreed to as of
the date first above written:

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION


By: /s/ John Bowman
    ------------------------------
    Name: John Bowman
    Title: Senior Vice President

                                   SCHEDULE I

Niles Properties, Inc.
Youngstown Sinter Company

                                    EXHIBIT A

WCI Steel, Incorporated USWA Defined Benefit Pension Plan
WCI Steel, Incorporated USWA Pension Plan
WCI Steel, Incorporated Retirement and Capital Accumulation Plan
WCI Steel, Incorporated Voluntary Employees Beneficiary Association Youngstown Sinter Company - USWA Pension Plan

                                    EXHIBIT B

                       [FORM OF OPINION OF LOCAL COUNSEL]

                                                               November 27, 1996

Fleet National Bank, N.A.,
as Collateral Agent,
and
The Purchasers Party to the Purchase
Agreement Referenced Below

Ladies and Gentlemen:

            We have acted as special counsel in the State of Ohio to WCI Steel, Inc. ("WCI"), an Ohio corporation, in connection with the execution and delivery today of and the consummation of the transactions contemplated by (i) a purchase agreement dated as of November 22, 1996 (as at any time amended, the "Purchase Agreement"; unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Purchase Agreement), among WCI and Donaldson, Lufkin & Jenrette Securities Corporation (the "Purchasers") and (ii) each of the Collateral Documents, including, without limitation, the UCC-1 financing statements (collectively, the "Financing Statements") relating to the Collateral naming WCI as debtor thereunder and Fleet National Bank, N.A. as collateral agent and secured party thereunder (the "Collateral Agent").

            There has been furnished to us for review the final forms of (i) the Purchase Agreement, (ii) the Collateral Documents and (iii) the Financing Statements (collectively, the "Documents"). We have reviewed the returns of Uniform Commercial Code searches of _____________ relating to WCI, dated _______________, 1996 (collectively, "UCC Searches"), copies of which are attached hereto as Schedule A, and such other instruments, documents and agreements as we have deemed necessary or appropriate to enable us to render the opinions hereinafter set forth.

            In rendering the opinions hereinafter set forth, we have assumed that (a) there has occurred due execution and delivery of the Documents and all documentation in connection therewith and (b) WCI owns the Collateral.

            In addition, the opinions contained in Paragraphs 2 and 3 below are qualified to the extent that enforceability of any of the Documents may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or other laws relating to creditors' rights generally, and (ii) general principles of equity, whether considered in an action at law or in equity.

            Subject to the foregoing assumptions and qualifications, we are of the opinion that:

            1. Neither Collateral Agent nor the Purchaser is required (a) to be qualified to transact business, file any designation for service of process, or file any reports or pay any taxes in the State of Ohio, (b) to comply with any statutory or regulatory requirement applicable only to financial institutions chartered or qualified to do business in the State of Ohio or required to be chartered or qualified to do business in the State of Ohio, in each case, solely by reason of the execution and delivery, or filing or recording, of any of the Documents or by reason of the participation in any of the transactions under or contemplated by the Documents, including, without limitation, the extension of any credit contemplated thereby, the making and receipt of payments pursuant thereto and the exercise of any remedy thereunder. If it were determined that any such qualification, filing or payment were required, the validity of the Documents would not be affected thereby, but if the Collateral Agent or the Purchasers were not qualified, the Collateral Agent or the Purchasers, as the case may be, would be precluded from enforcing their respective rights in the courts of the State of Ohio until such time as they are qualified to transact business in the State of Ohio.

            2. The Mortgage creates and constitutes (i) a valid mortgage lien on the real property described therein (the "Real Property"), (ii) a valid security interest in such of the Mortgaged Property (the "UCC Property") as is subject to the provisions of Article 9 of the Uniform Commercial Code as in effect in the State of Ohio (the "UCC") and (iii) a valid common law lien on or pledge of such of the Mortgaged Property as is not UCC Property or Real Property (such property, together with the UCC Property, the "Personal Property"). The Mortgage is enforceable against the mortgagor named therein in accordance with its terms. The Mortgage is in proper form under applicable laws of the State of Ohio to be accepted for recording by the Recorder of Trumbull County. [Describe limitations, if any, to foreclosure or exercise of remedies.]

            3. The Security Agreement creates and constitutes a valid security interest in, lien on or pledge of the Pledged Collateral (as defined therein) and, to the extent that the laws of the State of Ohio are applied thereto, each Collateral Document is enforceable against the pledgor named therein in accordance with its terms.

            4. The Financing Statements relating to (i) the Mortgage have been properly filed with the Office of the Secretary of State of Ohio and with the Recorder of Trumbull County and (ii) each other Collateral Document has been properly filed with the Office of the Secretary of State of Ohio and with the Recorder of Trumbull County. The security interest, lien or pledge created by each Collateral Document (assuming that the Mortgage has been duly recorded) is duly perfected.

            5. The recording of the Mortgage and the filing of the Financing Statements with the recorders and in the offices described above are the only actions, recordings or fillings necessary to publish notice and protect the validity of and to establish of record the rights of the parties under the Documents, except (i) that continuation statements under the UCC are required to be filed within ________ months prior to the expiration of _____ years from the date of filing of the Financing Statements, and (ii) that a security interest in or pledge of [specify collateral] cannot be perfected by filing Financing Statements or recording a Mortgage, but must be perfected by taking physical possession thereof.

            6. The execution, delivery, recordation and performance by the Collateral Agent, the Purchaser and WCI of the Documents to which each is a party (i) will not violate any existing law, governmental rule or regulation of the State of Ohio and (ii) do not require any license, permit, authorization, consent or other approval of any court, administrative agency or other governmental authority of the State of Ohio.

            7. Neither the Collateral Agent nor the Purchaser shall be liable for any loss, cost, expense or liability (including, without limitation, clean-up, corrective action or response costs, penalties, fines or other impositions of governmental agencies and judgments of private or public litigants) in respect of any matter arising out of or relating to or under any Environmental Laws of the State of Ohio by reason of the execution and delivery of or participation in any of the transactions under or contemplated by any of the Documents, including, without limitation, the extension of any credit contemplated thereby, the making and receipt of payments pursuant thereto and the exercise of any remedy under any of the Documents. The laws of the State of Ohio do not provide for a statutory or regulatory lien in favor of any governmental entity for liability under the Environmental Laws of the State of Ohio. Under the laws of the State of Ohio, there are no statutory or regulatory requirements which will be imposed on the Collateral Agent or the Purchasers relating to the granting of a mortgage or security interest in the Real Property that (i) require any notification or certification to the State of Ohio or any applicable political subdivision thereof of such mortgage or security interest, or (ii) in the event of a discharge of any Hazardous Materials (as defined in the Mortgages), impose responsibility or liability on the part of the Collateral Agent or any of the Purchasers for the undertaking of remedial measures to alleviate environmental contamination resulting from such discharge.

            8. The Collateral Agent is permitted under the laws of the State of Ohio without naming all of the Purchasers in any applicable legal proceeding to exercise remedies under the Documents for the realization of any of the Collateral in its own name, as collateral agent.

            9. No taxes or other charges, including, without limitation, intangible or documentary stamp taxes, mortgage or recording taxes, transfer taxes or similar charges, are payable to the State of Ohio, Trumbull County or to any jurisdiction therein on account of the execution and delivery of the Documents or the creation of the indebtedness evidenced or secured by any of the Documents or the recording by any of the Documents or the recording or filing of any of the Collateral Documents, except for nominal filing or recording fees, which filing or recording fees have been paid.

            We are admitted to practice in the State of Ohio. We express no opinion as to matters under or involving the laws of any jurisdiction other than the laws of the United States and the State of Ohio and its political subdivisions.

            The foregoing opinions may be relied on by any successor or assignee of your interest under the Documents, but may not be relied upon or distributed to any other person without our consent.